Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Registration Statement No. 333-25675, as amended, on Form S-3 of Tera Computer Company of our report dated February 7, 1997, appearing in the Annual Report on Form 10-KSB of Tera Computer Company for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP

Seattle, Washington
July 9, 1997